Exhibit 1

Transactions in the Shares During the Past 60 Days

Nature of Transaction	Amount of Securities Acquired/(Disposed)	Price per Share ($)	Date of Transaction

BABAK GHASSEMIEH

Purchase of Common Stock	6,000	2.0899[1]	04/09/2025
Purchase of Common Stock	4,000	2.0300	04/10/2025
Purchase of Common Stock	1,000	1.8398	04/22/2025
Purchase of Common Stock	4,000	2.5933[2]	04/23/2025
Purchase of Common Stock	100	2.4300	05/27/2025
Purchase of Common Stock	102 (approximately)	2.2800	05/30/2025

FRED GHASSEMIEH

Purchase of Common Stock	9,999	2.0700	04/07/2025
Purchase of Common Stock	11,110	2.0143[3]	04/08/2025
Purchase of Common Stock	16,331	1.8708[4]	04/10/2025
Purchase of Common Stock	9,999	1.8600[5]	04/11/2025
Purchase of Common Stock	10,547	1.8347[6]	04/21/2025
Purchase of Common Stock	8,340	1.8320[7]	04/22/2025
Purchase of Common Stock	4,444	2.0050[8]	05/05/2025
Purchase of Common Stock	9,988	2.0601[9]	05/20/2025
Purchase of Common Stock	14,485	2.0135[10]	05/21/2025
Purchase of Common Stock	1,069	1.9800	05/22/2025

Kambiz GHASSEMIEH

Purchase of Common Stock	8,000	1.9866	05/08/2025

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1 The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $2.0650 to $2.0956 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.

2 The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $1.9400 to $1.9600 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.

3 The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $2.0150 to $2.0166 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.

4 The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $1.8550 to $1.9000 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.

5 The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $1.8500 to $1.8700 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.

6 The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $1.8200 to $1.8450 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.

7 The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $1.8300 to $1.8400 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.

8 The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $2.0000 to $2.0100 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.

9 The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $2.0500 to $2.0650 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.

10 The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $1.9800 to $2.0100 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.